UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 15, 2021

Date of report (Date of earliest event reported)

Grayscale Bitcoin Trust (BTC)

(Exact name of registrant as specified in its charter)

Delaware	000-56121	46-7019388
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

250 Park Avenue South

New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

(212) 668-1427

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

Since the sales reported on the most recently filed Current Report on Form 8-K by Grayscale Bitcoin Trust (BTC) (the “Trust”), the Trust issued 37,036,200 Shares at varying prices determined by reference to its Digital Asset Holdings per Share to selected “accredited investors,” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Rule 506(c) thereunder for an aggregate of 35,159.01978857 Bitcoins representing $1,276,147,151. Genesis Global Trading, Inc. (“Genesis”) acted as the Authorized Participant with respect to these distributions. As a result, there are 675,942,800 Shares issued and outstanding as of January 20, 2021.

Because Shares have been, and continue to be, created and issued on a periodic basis, a “distribution,” as such term is used in the Securities Act, may be occurring from time to time. As a result, Genesis, as Authorized Participant facilitating the creation of Shares and as Distributor and Marketer, may be deemed an “underwriter” under Section 2(a)(11) of the Securities Act. No underwriting discounts or commissions were paid to Genesis with respect to such sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2021

Grayscale Investments, LLC as Sponsor of Grayscale Bitcoin Trust (BTC)*

By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer

*

As the Registrant is a trust, this report is being filed on behalf of the Registrant by Grayscale Investments, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in his capacity as an authorized officer of Grayscale Investments, LLC.